EXHIBIT 10.7

                       [GRAPHIC OMITTED][GRAPHIC OMITTED]

                              EMPLOYMENT AGREEMENT

      This Agreement, dated as of December 1, 2004 is by and between RG America, Inc., a Nevada corporation ("Employer"), and Kevin Dahlberg ("Employee").

      WHEREAS, Employee desires to enter into the employment of Employer, and Employer desires to employ Employee provided that, in so doing, it can protect its confidential information, business, accounts, patronage and good will;

      NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual covenants set forth below, the parties hereto agree as follows:

      1. Compensation and Employment. Employee agrees to enter into the employment of Employer, and Employer agrees to employ Employee, on the terms and conditions set forth below. Employer shall pay to Employee, and Employee agrees to accept as full consideration for his employment:

            (a)   $10,000.00   per  month   during  the  initial  term  of  this
Agreement, which shall increase to;

            (b) $ 12,500 per month upon Employer raising a total of $4 million in new equity or;

            (c) $12,500.00 per month upon Employer obtaining either of 50,000 or more apartment units placed into the PropertySMARTSM program or $8 million in annual PropertySMARTSM gross revenues;

            (d) $15,000.00 per month upon Employer becoming cash flow positive with a Net Operating Income equal to five (5) percent of sales;

payable by-weekly and in accordance with Employer's standard payroll practices, subject to all appropriate withholdings.

            (e) Employee, if a licensed agent, may participate in any commission and/or incentive programs that the Company implements relating to the sales of PropertySMARTSM. Employee will accrue commissions at a rate equal to 30% of the total gross commissions earned by Employer on sales originated by Employee and paid all such commissions the total of which exceed the annualized scheduled base salaries above.

      Employee shall be entitled to four (4) weeks paid vacation per year and such other fringe benefits as the Board of Directors of Employer may, in its sole discretion, determine. Employee may at his or her sole option carry 50% of all unused vacation into the next year or chose to be paid for the time at his or her normal rate of pay. If payment is chosen, it will occur within January of

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the year following the year in which it was earned.  Employee  agrees during the term of his  employment to devote such of his business time as may reasonably be
required  and  his  reasonable  best  efforts,   skills  and  abilities  to  the
performance of his duties as stated in this Agreement and to the furtherance of the business of Employer and its affiliates.

      Employee shall be entitled to additional compensation of $500.00 per month as car and local travel expenses re-imbursement. This shall be payable by-weekly and in accordance with Employer's standard payroll practices, subject to all appropriate withholdings.

      Employee shall be entitled to re-imbursement of up to $500 per month for health insurance expenses until such time as Employer makes a company sponsored health insurance plan available to Employee.

      Employee's job title initially shall be Vice President. Employee agrees that this position is at all times subject to oversight by the positions immediate manager as well as the Board of Directors and Chairman of the Board of Employer. Employment includes all tasks and assignments reasonable to such position and performing such other services for Employer and its affiliates as may be reasonably directed from time to time by senior management including the Board of Directors or Chairman of the Board of Employer. Employee's job title may be changed to such other title as may be determined from time to time by the Board of Directors of Employer.

      Employee has been granted three million five hundred thousand (3,500,000) incentive stock options as provided for in the Employers Omnibus Stock Plan. The vesting of, price of and other details pertaining to these options is described in the separate document(s) titled Notice of Award of Incentive Stock Options.

      Employee shall also use his reasonable best efforts to preserve the business of Employer and its affiliates.

      Employee acknowledges receipt of Employer's Employment handbook as of the date of this Agreement and agrees to act in conformity with the lawful terms and provisions set forth therein at all times during the term of his employment by Employer provided that all amendments or supplements thereto are delivered to Employee in writing and that he shall only be subject to any such amendment or supplement after his receipt thereof.

      2. Term. The employment of Employee shall begin on the date of this Agreement and shall continue until the earliest of (a) the date Employer terminates it for just cause, (b) the death of Employee, or (c) upon termination by the Employee through written notice given at least 14 days' prior written notice. For purposes of this Section 2, "just cause" for termination shall be:
(a) the failure or inability for any reason of Employee to devote such time as agreed to by the Employee and the Employer pursuant hereto to Employer's and its affiliates' business, (b) the failure of Employee to perform his duties under this Agreement, (c) the commission by Employee of any act involving moral turpitude or the commission by Employee of any act or the suffering by Employee

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of any  occurrence  or state of  facts,  which  renders  Employee  incapable  of performing his duties under this Agreement, or adversely affects Employer's business reputation, (d) any breach by Employee of any of the material terms of, or the failure to perform any material covenant contained in, this Agreement,
(e) the violation by Employee of instructions or policies established by Employer communicated to Employee with respect to the operation of its business and affairs or Employee's failure to carry out the reasonable instructions of the Board of Directors and Chairman of the Board of Employer, (f) the commission by Employee of any action or the existence of any state of facts which would legally justify an employer in terminating a contract of employment or (g) provision of 14 days' prior written notice to Employee.

      Notwithstanding anything to the contrary in this Agreement, the provisions of Sections 3, 4 and 5 shall survive any termination of Employee's employment under this Agreement. In the event of the termination of Employee's employment prior to the completion of the term of employment specified above, Employee shall be entitled only to the compensation earned and benefits accrued by him as of the date of termination.

      3. Nondisclosure Agreement. Employee, during the term of employment under this Agreement, shall have access to and become familiar with various trade secrets and proprietary and confidential information consisting of, but not limited to, processes, computer programs, compilations of information, records, sales procedures, customer requirements, pricing techniques, customer lists, methods of doing business and other confidential information (collectively referred to as the "Trade Secrets"), which are owned by Employer and its affiliates and regularly used in the operation of its business, but in connection with which Employer takes precautions to prevent dissemination to persons other than certain directors, officers and employees. Employee acknowledges and agrees that the Trade Secrets (a) are secret and not known in the industry; (b) are entrusted to Employee after being informed of their confidential and secret status by Employer and because of the fiduciary position occupied by Employee with Employer; (c) have been developed by Employer for and on behalf of Employer through substantial expenditures of time, effort and money and are used in its business; (d) give Employer an advantage over competitors who do not know or use the Trade Secrets; (e) are of such value and nature as to make it reasonable and necessary to protect and preserve the confidentiality and secrecy of the Trade Secrets; and (f) the Trade Secrets are valuable, special and unique assets of Employer, the disclosure of which could cause substantial injury and loss of profits and goodwill to Employer. Employee shall not use in any way or disclose any of the Trade Secrets, directly or indirectly, either during the term of this Agreement or at any time thereafter, except as required in the course of his employment under this Agreement. All files, records, documents, information, data and similar items relating to the business of Employer, whether prepared by Employee or otherwise coming into his possession, shall remain the exclusive property of Employer and shall not be removed from the premises of Employer under any circumstances without the prior written consent of the Board of Directors of Employer (except in the ordinary course of business during Employee's period of active employment under this Agreement), and in any event shall be promptly delivered to Employer upon termination of this Agreement. Employee agrees that upon his receipt of any subpoena, process or other request to produce or divulge, directly or indirectly, any Trade Secrets to any entity, agency, tribunal or person, Employee shall timely notify and promptly hand deliver or deliver through a reputable overnight delivery service a copy of the subpoena, process or other request to the President of Employer.

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      4.    Non-competition Agreement.  Employee acknowledges and agrees that as a result of the information he has acquired regarding the Employer prior to the date hereof, as well as the further training he will receive, the experience he will gain while employed and the information he will acquire regarding the Trade Secrets will enable him to injure Employer if he should compete with Employer or its affiliates in a business that is competitive with the business conducted or to be conducted by Employer or its affiliates. For these reasons, Employee hereby agrees as follows:

            (a) Without the prior written consent of Employer, Employee shall not, during the period of employment with Employer, directly or indirectly, either as an individual, a partner or a joint venturer, or in any other capacity, (i) invest (other than investments in publicly-owned companies which constitute not more than 1% of the voting securities of any such company) or engage in any business that is competitive with that of Employer or its affiliates, (ii) accept employment with or render services to a competitor of Employer or any of its affiliates as a director, officer, agent, employee or consultant, (iii) contact (other than for social purposes), solicit or attempt to solicit or accept business from any (A) customers of Employer or its affiliates or (B) person or entity whose business Employer or its affiliates is soliciting, (iv) contact (other than for social purposes), solicit or attempt to solicit or accept or direct business that is competitive with such business being conducted by Employer or any of its affiliates during Employee's employment under this Agreement from any of the customers of Employer or any of its affiliates, or (v) take any action inconsistent with the fiduciary relationship of an employee to his employer. As used herein, "affiliates" shall mean persons or entities that directly or indirectly, through one or more intermediaries, control or are controlled by, or are under common control with, Employer.

            (b) Upon any termination or cessation of his employment with Employer for any reason whatsoever, and for a period of two years thereafter, Employee shall not, without the prior written consent of Employer, directly or indirectly, either as an individual, a partner or a joint venturer, or in any other capacity, within 100 miles of any location of Employer or its affiliates, engage in any (i) accept employment with or render services consisting to a competitor of Employer or its affiliates as a director, officer, agent, employee or consultant, or (ii) contact (other than for social purposes), solicit or attempt to solicit or accept business (A) from any of the customers of Employer or its affiliates as of the date of this Agreement or at the time of Employee's termination or cessation of employment, or (B) from any person or entity whose business Employer or its affiliates were soliciting as of such time.

      5. Non-employment Agreement. For a period of two years after the termination or cessation of his employment with Employer for any reason whatsoever, Employee shall not, on his own behalf or on behalf of any other person, partnership, association, corporation or other entity, hire or solicit or in any manner attempt to influence or induce any employee of Employer or its affiliates to leave the employment of Employer or its affiliates, nor shall he use or disclose to any person, partnership, association, corporation or other entity any information obtained while an employee of Employer concerning the names and addresses of such employees.

      6. Severability. The parties hereto intend all provisions of Sections 4 and 5 hereof to be enforced to the fullest extent permitted by law. Accordingly, should a court of competent jurisdiction determine that the scope of any provision of Sections 4 and 5 hereof is too broad to be enforced as written, the parties intend that the court reform the provision to such narrower scope as it

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determines to be reasonable  and  enforceable.  In addition,  however,  Employee
agrees  that  the  non-competition  agreements,   nondisclosure  agreements  and
non-employment agreements set forth above each constitute separate agreements independently supported by good and adequate consideration and shall be severable from the other provisions of, and shall survive, this Agreement. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance here from. Furthermore, in lieu of
such  illegal,  invalid  or  unenforceable  provision,   there  shall  be  added
automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

      7. Inventions. Employee shall promptly disclose, grant and assign to Employer for its sole use and benefit any and all inventions, improvements, technical information and suggestions relating in any way to the products of Employer or any of its affiliates or capable of beneficial use by Employer or any of its affiliates, which Employee has while providing services to Employer conceived, developed or acquired, or may conceive, develop or acquire during the term hereof (whether or not during usual working hours), together with all patent applications, letters patent, copyrights and reissues thereof that may at any time be granted for or upon any such invention, improvement or technical information. In connection therewith, Employee shall promptly at all times during and after the term hereof:

            (a) Execute and deliver such applications, assignments, descriptions and other instruments as may be reasonably necessary or proper in the opinion of Employer to vest title to such inventions, improvements, technical information, patent applications and patents or reissues thereof in Employer and to enable it to obtain and maintain the entire right and title thereto throughout the world at Employer's cost and expense.

            (b) Render to Employer, at its expense at Employee's reasonable rate, all such assistance as it may require in the prosecution of applications for said patents or reissues thereof, in the prosecution or defense of interferences which may be declared involving any said application or patents, and in any litigation in which Employer may be involved relating to any such patents, inventions, improvements or technical information.

      8. Remedies. Employee recognizes and acknowledges that the ascertainment of damages in the event of his breach of any provision of this Agreement would be difficult, and Employee agrees that Employer, in addition to all other remedies it may have, shall have the right to injunctive relief if there is such a breach.

      9. Acknowledgements. Employee acknowledges and recognizes that the enforcement of any of the non-competition provisions in this Agreement by Employer will not interfere with Employee's ability to pursue a proper livelihood. Employee further represents that he is capable of pursuing a career in other industries to earn a proper livelihood. Employee recognizes and agrees that the enforcement of this Agreement is necessary to ensure the preservation

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and continuity of the business and good will of Employer.  Employee  agrees that due to the nature of Employer's business, the non-competition restrictions set forth in this Agreement are reasonable as to time and geographic area. At any time during Employee's employment with Employer and for a period of two years thereafter, Employer may request Employee to supply such information as is reasonably necessary to ascertain whether or not Employee has complied with, or has violated, the restrictive covenants of Sections 3, 4, and 5 hereof. Any such request for information will be sent to Employee by certified mail, return receipt requested, addressed to Employee's last known address. Employee shall furnish the requested information to Employer within 10 days following the receipt of such request unless the disclosure of such information causes Employee to breach a binding nondisclosure agreement.

      10. Notices. Any notices, consents, demands, requests, approvals and other communications to be given under this Agreement by either party to the other shall be deemed to have been duly given if given in writing and personally delivered or sent by mail, registered or certified, postage prepaid with return receipt requested, as follows:

      If to Employee:                _______________________
                                     (name)

                                     _______________________
                                     (address)

                                     _______________________
                                     (city, state, zip code)

                                     __________________(FAX, if applicable)


      If to Employer:                RG America, Inc
                                     2100 Valley View Lane, Suite 105
                                     Dallas, Texas  75234
                                     Facsimile: (972) 919-4775

Any party may change its address for notice by written notice given to the other parties. Notices delivered personally shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of three days after mailing.

      11. Entire Agreement. This Agreement supersedes any and all other agreements, either oral or written, between the parties hereto with respect to the subject matter hereof and contains all of the covenants and agreements between the parties with respect thereto.

      12. Modification. No change or modification of this Agreement shall be valid or binding upon the parties hereto, nor shall any waiver of any term or condition in the future be so binding, unless such change or modification or waiver shall be in writing and signed by the parties hereto.

      13. Governing Law and Venue. The parties acknowledge and agree that this Agreement and the obligations and undertakings of the parties hereunder will be performable in Dallas, Dallas County, Texas. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas. If any action is brought to enforce or interpret this Agreement, venue for such action shall be in Dallas County, Texas.

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      14.   Counterparts.  This Agreement may be executed in counterparts,  each of which shall constitute an original, but all of which shall constitute one document.

      15. Costs. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which he or it may be entitled.

      16. Estate. If Employee dies prior to the expiration of the term of employment, any monies that may be due him from Employer under this Agreement as of the date of his death shall be paid to his estate or such other beneficiaries as are designated by Employee in writing.

      17. Assignment. Employer shall have the right to assign this Agreement to its successors or assigns. The terms "successors" and "assigns" shall include any person, corporation, partnership or other entity that buys all or substantially all of Employer's assets or all of its stock, or with which Employer merges or consolidates. The rights, duties and benefits to Employee hereunder are personal to him, and no such right or benefit may be assigned by him.

      18. Binding Effect. This Agreement shall be binding upon the parties hereto, together with their respective executors, administrators, successors, personal representatives, heirs and assigns.

      19. Waiver of Breach. The waiver by Employer of a breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver of any subsequent breach by Employee.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                     RG AMERICA, INC.


                                     By:___________________________________,
                                        Its________________________________

AND

                                     ______________________________________
                                     (PRINT NAME)


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